Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated January 23, 2008, relating to the financial statements of Alynx, Co. as of December 31, 2007, and for the periods then ended, appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007, in the Company’s Current Report on Form 8-K.

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
February 8, 2008